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                                                                   EXHIBIT 10.09


                            NEOFORMA, INCORPORATED


                             EMPLOYMENT AGREEMENT


        This Employment Agreement is entered into as of July 1, 1999 (the "Effective Date"), by and between Neoforma, Incorporated, a Delaware corporation (the "Company"), and Robert J. Zollars (the "Executive").

        WHEREAS, the Company desires to employ the Executive as of the Effective Date and the Executive desires to accept employment with the Company an the terms and conditions set forth below;

        NOW, THEREFORE, in consideration of the foregoing recital and the respective covenants and agreements of the parties contained in this document, the Company and the Executive agree as follows:

        1. Employment and Duties. During the Employment Period (as defined in paragraph 2 below), the Executive will serve as President and Chief Executive Officer of the Company. The duties and responsibilities of the Executive shall include the duties and responsibilities for the Executive's corporate offices and positions as set forth in the Company's bylaws from time to time in effect and such other duties and responsibilities as the board of directors of the Company (the "Board of Directors") may from time to time reasonably assign to the Executive, in all cases to be consistent with the Executive's corporate offices and positions. The Executive shall perform faithfully the executive duties assigned to him to the best of his ability. At the next meeting of the Board of Directors, the Executive will be nominated to serve as a Director, and if so elected will be nominated as Chairman of the Board of Directors of the Company, and, if elected, the Executive shall serve in such capacity without additional compensation.

        2.     Employment Period.

               (a) Basic Rule. The employment period shall begin July 1, 1999 and shall continue thereafter (the "Employment Period") unless terminated pursuant to the provisions of this Agreement.

               (b) Termination. The Company may terminate the Executive's employment by giving the Executive notice in writing. If the Company terminates the Executive's employment for any reason other than Cause or Disability, both as defined below, or if the Executive terminates his employment for Good Reason, as defined below, the provisions of paragraphs 13(a)(i), 13(b) and 13(c) shall apply. The Executive may terminate his employment by giving the Company 30 days' advance written notice. If the Executive terminates his employment other than for Good Reason, the provisions of paragraph 13(b)(ii) shall apply. Upon termination of the Executive's employment with the Company, the Executive's rights under any applicable benefit plans shall be determined under the provisions of those plans. Any waiver of notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement of this subparagraph 2(b).


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               (c) Death. The Executive's employment shall terminate in the event of his death. In that event, any portion of the Option (as defined in paragraph 6(a) below) that was scheduled to vest within one (1) year of the Executive's death shall become vested as of the date of death and the Company's right of repurchase shall lapse as to those shares. The Company shall have no obligation to pay or provide any other compensation or benefits under this Agreement on account of the Executive's death, or for periods following the Executive's death, provided that the Company's obligations under paragraphs 13(a)(i) and 13(c) shall not be interrupted as a result of the Executive's death. The Executive's rights under the benefit plans of the Company in the event of the Executive's death shall be determined under the provisions of those plans.

               (d) Cause. The Company may terminate the Executive's employment for cause by giving the Executive notice in writing. For all purposes under this Agreement, "Cause" shall mean (A) fraud, misappropriation embezzlement or material misconduct on the part of the Executive, (B) the Executive's willful failure to substantially perform his duties for the Company when, and to the extent, requested by the Board, or its lawfully departed representative, to do so and failure to correct same within five (5) business days after notice from the Board or its lawfully designated representative requesting the Executive to do so, or (C) the Executive's willful breach of any material provision of this Agreement, or other agreements between the Executive and the Company and such breach continues for a period of five (5) business days after notice from the Board or its lawfully designated representative of such breach.

               (e) Disability. The Company may terminate the Executive's employment for Disability by giving the Executive notice in writing. For all purposes under this Agreement, "Disability" shall mean that the Executive, at the time notice is given, has been unable to substantially perform his duties under this Agreement for a period of not less than six (6) consecutive months as the result of his incapacity due to physical or mental illness. In that event, any portion of the Option (as defined in paragraph 6(a) below) that was scheduled to vest within one (1) year of the Executive's termination due to Disability shall become vested as of the date of such termination and the Company's right of repurchase shall lapse as to those shares. If the Executive resumes the performance of substantially all of his duties hereunder before the termination of his employment under this subparagraph (e) becomes effective, the notice of termination and the accelerated Option vesting shall automatically be deemed to have been revoked. No compensation or benefits will be paid or provided to the Executive under this Agreement on account of termination for Disability, or for periods following the date when such a termination of employment is effective. The Executive's rights under the benefit plans of the Company shall be determined under the provisions of those plans.

               (f) Good Reason. Employment with the Company may be regarded as having been constructively terminated by the Company, and the Executive may therefore terminate his employment for Good Reason and thereupon become entitled to the benefits of paragraphs 13(a)(i), 13(b) and 13(c) below, if he resigns his employment within six (6) months of the occurrence of any one or more of the following events:

               (i) without the Executive's express written consent, the assignment to the Executive of any duties or the reduction of the Executive's duties, either of which is substantially inconsistent with Executive's position or responsibilities with the Company in effect immediately prior to such assignment;

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               (ii) a reduction by the Company in the Base Salary of the
Executive as in effect immediately prior to such reduction;

               (iii) a material reduction by the Company in the kind of level of employee benefits, including the Bonus to which the Executive is entitled immediately prior to such reduction, with the result that the Executive's overall benefits package is significantly reduced, unless similar reductions are made to the overall benefits package of all other senior executives of the Company;

               (iv) the relocation of the Executive to a facility or a location more than 50 miles from the Company's present location, without the Executive's express written consent; or

               (v) any material breach by the Company of any material provision of this Agreement.

        3. Place of Employment. The Executive's services shall be performed at the Company's principal executive offices in Santa Clara, California. The parties acknowledge, however, that the Executive may be required to travel in connection with the performance of his duties hereunder.

        4. Base Salary. For all services to be rendered by the Executive pursuant to this Agreement, the Company agrees to pay the Executive during the Employment Period a base salary (the "Base Salary") at an annual rate of not less than $500,000. The Base Salary shall be paid in periodic installments in accordance with the Company's regular payroll practices. The Company agrees to review the Base Salary at least annually as of the payroll payment date nearest each anniversary of the Effective Date (beginning in 2000) and to make such increases therein as the Board of Directors may approve.

        5. Bonus. The Executive shall be entitled to a guaranteed bonus payment of $250,000 on December 31, 1999, provided that he is an employee of the Company on such date. An additional guaranteed bonus payment of $250,000 will be paid to the Executive on June 30, 2000, provided that he is an employee of the Company on such date, and provided further that such bonus shall offset any bonus otherwise earned during the Company's 2000 fiscal year as defined below. Beginning with the Company's 2000 fiscal year and for each fiscal year thereafter during the Employment Period, the Executive will be eligible to receive an annual bonus (the "Bonus") of at least $500,000 for such fiscal year based upon certain financial criteria to be specified by the Board of Directors including revenue and profitability targets and/or other organizational milestones. Any Bonus payable hereunder shall be payable annually in accordance with the Company's normal practices and policies.

        Furthermore, if the Executive, after making a good faith effort to receive payment, is not paid the $338,000 bonus to which he is entitled by Cardinal Health, Inc. by September 30, 1999, the Executive is entitled to be reimbursed, by the Company, the amount he is not paid, will assign any legal claim he may have to that payment and agrees to cooperate fully with the Company should the Company pursue the legal claim.

        6.     Stock and Stock Option.

               (a) Stock and Stock Option. As of the Effective Date, the Company shall issue the Executive (with no right to repurchase) 1,601,029 shares of the Company's common stock (the


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"Bonus Shares"), which represents 4% of the Company's fully diluted outstanding common stock immediately following such stock grant (including common shares and assumed conversion into common stock of all series of preferred shares, warrants, options (including the option described in the following sentence) and shares available for option grants). The Executive shall pay a per share price for the Bonus Shares equal to $0.10 per share. Further, the Company shall grant the Executive an option (the "Option") to purchase 3,602,315 shares of the Company's common stock, which represents 9% of the Company's fully diluted outstanding common stock immediately following the grant of the Option and of the Bonus Shares (but including all other common shares and assumed conversion into common stock of all series of preferred shares, warrants, options and shares available for other option grants). The per share exercise price for the shares subject to the Option (the "Option Shares") shall be $.10 per share. At the Executive's election, the form of payment for both the Bonus Shares and the Option Shares may be in separate promissory notes signed by the Executive. Any such promissory note shall be secured by the Bonus Shares. Any such note and associated security agreement shall be made in the form specified by the Company, and shall bear interest at the then Applicable Federal Rate determined under the Internal Revenue Code. The principal and interest on such notes shall be fully due and payable upon the earlier of four (4) years from their effective date, two (2) years after the initial public offering of the Company's common stock, three (3) months after the Executive's termination of employment, or upon the sale of the shares purchased with the note. The Option Shares shall vest as described in paragraph 6(b) below and shall be subject to such other terms and conditions as are described in paragraph 6(b) and (c) below. The issuance of the Bonus Shares and Option Shares are each subject to the Executive's execution of the Shareholder Agreement that exists by and among certain of the Company's shareholders, as it may be amended from time to time.

               (b) Vesting. The Option Shares shall vest in equal monthly installments on the last day of each month over the 48-month period that begins July 1, 1999 and ends June 30, 2003, provided that the Executive remains an employee of the Company on each such vesting date. In addition, in the event of a Change in Control (as defined below), the unvested portion of the Option shall immediately accelerate as to all shares so that the Company's right to repurchase such shares shall lapse as of the Change of Control (as defined below). If there is a Change of Control (as defined below) that results in constructive termination of the Executive for Good Reason within twelve (12) months of the Change of Control (as defined below), then the balance of the Loan (as defined in paragraph 8) will be forgiven. For purposes of this Agreement the term "Change of Control" shall mean the occurrence of any of the following events subsequent to the equity financing described in paragraph 13(d) below:

               (i) Any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the total voting power represented by the Company's then outstanding voting securities; provided, however, that a Change in Control shall be deemed to occur in the event any one individual becomes the "beneficial owner" (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the voting power represented by the Company's then outstanding voting securities; or

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               (ii) A change in the composition of the Board of Directors of the
Company occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

               (iii) A merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least seventy percent (70%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

               (c) Option Provisions. The Option shall be granted under the July 1, 1999 Stock Option Plan (the "Stock Plan") and, except as expressly provided otherwise in this paragraph 6, shall be subject to the terms and conditions of the Stock Plan and form of option agreement; provided, however, that the Company's Board of Directors may, in its discretion, grant the Option and/or any additional option(s), if any, outside of the Stock Plan, and any such Options shall include such other terms as the Board of Directors may specify that are not inconsistent with the terms hereof. The Option will expire on the first to occur of: (i) in the event the Executive's employment terminates by reason of the Executive's death or by the Company as a result of the Executive's Disability, twelve (12) months from the date of such termination; (ii) in the event the Executive terminates his employment for Good Reason, or in the event the Company terminates the Executive's employment other than for Cause, twelve
(12) months from the date of such termination; (iii) in the event the Executive resigns (other than for Good Reason) or is terminated by the Company for Cause, ninety (90) days after the date of such resignation or termination; or (iv) ten
(10) years from the date of grant of each such Option.

        7. Expenses. The Executive shall be entitled to prompt reimbursement by the Company for all reasonable ordinary and necessary travel, entertainment, and other expenses incurred by the Executive during the Employment Period (in accordance with the policies and procedures established by the Company for its senior executive officers) in the performance of his duties and responsibilities under this Agreement; provided, that the Executive shall properly account for such expenses in accordance with Company policies and procedures.

        8. Real Estate Assistance. The Company will provide the Executive with a moving assistance loan (the "Loan") of up to $2,500,000 to assist the Executive in moving into a home similar in lifestyle to that in which he presently resides. The Loan will be forgiven in equal monthly installments on the last day of each month from the date of closing on such home through June 30, 2003, provided that the Executive remains in his position through each such date. The loan will be interest free. To the extent required by the Internal Revenue Code, the Executive will have taxable

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income for imputed interest and the amount of any loan forgiveness. At the
Company's election, this Loan will be secured by stock and/or the real estate itself, and is subject to the Executive executing a promissory note and security agreement satisfactory to the Company.

        9. Relocation Expenses. The Company will provide the Executive with a full relocation package to cover all closing costs on the sale of his home plus all acquisition costs on the purchase of his now home. The Company will also provide packing and unpacking of household goods, relocation of household goods, two house-hunting trips, plus temporary living expenses for up to three months. The Company will also provide a gross-up on relocation expenses that are not deductible for tax purposes. In the event the Executive prefers not to relocate, the Company will provide an apartment or condominium plus a leased car for two
(2) years or until a permanent move is completed.

        Additionally, the Company will provide up to $300,000 to the Executive to compensate for any financial loss realized in the sale of his present home as measured against the $1,200,000 cost of building that home. Furthermore, any relocation expense reimbursement up to $100,000 owed by the Executive to Cardinal Health, Incorporated and required to be repaid will be reimbursed to the Executive by the Company.

        10. Other Benefits. During the Employment Period, the Executive shall be entitled to participate in employee benefit plans or programs of the Company, if any, to the extent that his position, tenure, salary, age, health and other qualifications make him eligible to participate, subject to the rules and regulations applicable thereto.

        11. Vacations and Holidays. The Executive shall be entitled to four (4) weeks paid vacation and Company holidays in accordance with the Company's policies in effect from time to time for its senior executive officers.

        12. Other Activities. The Executive shall devote substantially all of his working time and efforts during the Company's normal business hours to the business and affairs of the Company and its subsidiaries and to the diligent and faithful performance of the duties and responsibilities duly assigned to him pursuant to this Agreement, except for vacations, holidays and sickness. However, the Executive may devote a reasonable amount of his time to civic, community, or charitable activities and, with the prior written approval of the Board of Directors, to serve as a director of other corporations and to other types of business or public activities not expressly mentioned in this paragraph. The Company agrees that the Executive may continue serving as a director of Epitope, Incorporated and Act Medical, Incorporated consistent with this provision.

        13. Termination Benefits. In the event the Executive's employment terminates prior to the end of the Employment Period, then the Executive shall be entitled to receive severance and other benefits as follows:

               (a) Severance.

               (i) Involuntary Termination. If the Company terminates the Executive's employment other than for Disability or Cause, or if the Executive terminates his employment for Good Reason, then, in lieu of any severance benefits to which the Executive may otherwise be entitled

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under any Company severance plan or program, the Executive shall be entitled to payment equivalent to one (1) year of his Base Salary, Bonus and benefits to be paid according to normal payroll practices. In addition, the Company's right to repurchase as to all outstanding stock held by the Executive will lapse and the forgiveness of the Loan will be treated as if the Executive had been employed for twelve (12) additional months after the termination of employment.

               (ii) Other Termination. In the event the Executive's employment terminates for any reason other than as described in paragraph 13(a)(i) above, including by reason of the Executive's death, Disability or resignation other than for Good Reason, then the Executive shall be entitled to receive severance and any other benefits only as may then be established under the Company's existing severance and benefit plans and policies at the time of such termination.

               (iii) Limitation on Payments. In the event that the severance and other benefits (including, without limitation, accelerated vesting of stock options) provided for in this Agreement or otherwise payable to the Executive
(i) constitute "parachute payments" within the meaning of Section 280G of the Code, and (ii) would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then Executive's benefits under this Agreement shall be reduced to the extent necessary in order to avoid such benefits being subject to the Excise Tax.

        Unless the Company and the Executive otherwise agree in writing, any determination required under this Section shall be made in writing by the Company's independent public accountants (the "Accountants"), whose determination shall be conclusive and binding upon the Executive and the Company for all purposes. For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Section 280G and 4999 of the Code. The Company and the Executive shall furnish to the Accountants such information and documents as the Accounts may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section.

               (b) Options. In the event the Executive's employment is terminated by the Company as described in paragraph 13(a)(i) above, then the Executives unvested portion of the Option and any additional options granted to the Executive will be accelerated and the Company's right to repurchase will lapse as if the Executive had worked for one (1) additional year from the date of such termination. If such termination occurs during the first year of this Agreement, the Executive is entitled to accelerate the vesting of the first twenty-four (24) months of the stock options granted to him under this Agreement, that is, the Company's right to repurchase will lapse as if the Executive had been employed for twenty-four (24) months from the Effective Date.

               (c) Bonuses. In the event the Executive's employment is terminated by the Company as described in paragraph 13(a)(i) above, then the Executive shall be entitled to receive an amount equivalent to one (1) year's Bonus as described in paragraph 5. In the event the Executive's employment terminates for any other reason (other than Cause) during any fiscal year of the Company ending during the Employment Period, then the Executive (or his estate) shall be entitled to payment of a portion of the Bonus determined, after the end of such fiscal year, by multiplying the amount of the Bonus which would have become payable to the Executive had he remained employed until the


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end of such fiscal year, by a fraction, the numerator of which will be the number of days in which he was employed by the Company (or any of its subsidiaries) in such fiscal year, and the denominator of which shall be the number of days in such fiscal year. To the extent all or any portion of the Bonus is payable to the Executive pursuant to the preceding sentence, such amount shall be paid in accordance with paragraph 5. In the event the Company terminates the Executive's employment for Cause, then the Executive shall not be entitled to any Bonus for the fiscal year in which such termination occurs.

        14. Proprietary Information. During the Employment Period and thereafter, the Executive shall not, without the prior written consent of the Board of Directors, disclose or use for any purpose (except in the course of his employment under this Agreement and in furtherance of the business of the Company or any of its affiliates or subsidiaries) any confidential information or proprietary data of the Company. As an express condition of the Executive's employment with the Company, the Executive agrees to execute confidentiality agreements as requested by the Company, including but not limited to the Company's Employment, Confidential Information and Invention Assignment Agreement which is attached hereto as Exhibit A and incorporated herein by reference.

        15. Non-Solicit. The Executive covenants and agrees with the Company that during his employment with the Company and for a period expiring one (1) year after the date of termination of such employment, he will not solicit any of the Company's then-current employees to terminate their employment with the Company or to become employed by any firm, company or other business enterprise with which the Executive may then be connected.

        16. Right to Advice of Counsel. The Executive acknowledges that he has consulted with counsel and is fully aware of his rights and obligations under this Agreement. Furthermore, the Company agrees to reimburse the Executive for all reasonable costs for an attorney to review this Agreement.

        17. Successors. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption agreement prior to the effectiveness of any such succession shall entitle the Executive to the benefits described in paragraphs 13(a)(i), 13(b) and 13(c) of this Agreement, subject to the terms and conditions therein.

        18. Arbitration. As an express condition of the Executive's employment with the Company, the Executive agrees to arbitrate any and all disputes or controversies arising out of this Agreement pursuant to the Arbitration Agreement, which is attached hereto as Exhibit B and incorporated herein by reference.

        19. Absence of Conflict. The Executive represents and warrants that his employment by the Company as described herein shall not conflict with and will not be constrained by any prior employment or consulting agreement or relationship and that he is not aware of any claims, pending or threatened, against him in relation to any such prior agreement or relationship.


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        20. Assignment. This Agreement and all rights under this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors and assigns. This Agreement is personal in nature, and neither of the parties to this Agreement shall, without the written consent of the other, assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity; except that the Company may assign this Agreement to any of its affiliates or wholly-owned subsidiaries, provided, that such assignment will not relieve the Company of its obligations hereunder. If the Executive should die while any amounts are still payable to the Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

        21. Notices. For purposes of this Agreement, notices and other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

        If to the Executive:        Robert J. Zollars
                                    4542 Sixpenny Circle
                                    Dublin, Ohio 43016

        If to the Company:          Neoforma, Incorporated
                                    3255-7 Scott Blvd.
                                    Santa Clara, CA 95054
                                    Attention: General Counsel

or to such other address or the attention of such other person as the recipient party has previously furnished to the other party in writing in accordance with this paragraph. Such notices or other communications shall be effective upon delivery or, if earlier, three days after they have been mailed as provided above.

        22. Integration. This Agreement and the Exhibits hereto and any other agreements referred to herein represent the entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto. If there is any inconsistency between this Agreement and any other agreement referred to herein, then the terms of this Agreement will govern.

        23. Waiver. Failure or delay on the part of either party hereto to enforce any right, power, or privilege hereunder shall not be deemed to constitute a waiver thereof. Additionally, a waiver by either party or a breach of any promise hereof by the other party shall not operate as or be construed to constitute a waiver of any subsequent breach by such other party.

        24. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any


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jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

        25. Taxes. All payments made pursuant to this Agreement shall be subject to withholding of applicable income and employment taxes.

        26. Indemnity. The Company will indemnify and provide a defense to the Executive to the full extent permitted by law with respect to any claims arising out of the performance of his duties under this Agreement. In addition, the company will also indemnify and provide a defense to the Executive should Cardinal Health, Incorporated or any of its affiliates bring any claim against the Executive in connection with his acceptance of this Agreement or the performance of his duties thereunder.

        27. Headings. The headings of the paragraphs contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

        28. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of California.

        29. Counterparts. This Agreement may be executed in one or more counterparts, none of which need contain the signature of more then one party hereto, and each of which shall be deemed to be an original, and all of which together shall constitute a single agreement.

        IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

                                    NEOFORMA, INCORPORATED


                                    /s/ JEFF KLECK
                                    -------------------------------------------
                                    Jeff Kleck, President and CEO


                                    EXECUTIVE:

                                    /s/ ROBERT J. ZOLLARS
                                    -------------------------------------------
                                    Robert J. Zollars


EXHIBIT A - Employment, Confidential Information and Invention
            Assignment Agreement
EXHIBIT B - Arbitration Agreement



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                                    EXHIBIT A

                             NEOFORMA, INCORPORATED

                    EMPLOYMENT, CONFIDENTIAL INFORMATION AND
                         INVENTION ASSIGNMENT AGREEMENT

        As a condition of my employment with Neoforma, Incorporated, its subsidiaries, affiliates, successors or assigns (together the "Company"), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following:

        1.     CONFIDENTIAL INFORMATION.

               (a) COMPANY INFORMATION. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company. I understand that "Confidential Information" means any Company proprietary information, technical data, trade secret or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. I further understand that Confidential Information does not include any of the foregoing items which has been made publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof.

               (b) FORMER EMPLOYER INFORMATION. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

               (c) THIRD PARTY INFORMATION. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

        2.     INVENTIONS.

               (a) INVENTIONS RETAINED AND LICENSED. I have attached hereto, as Exhibit A(1), a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company (collectively referred to as "Prior Inventions"), which belong to me, which relate to the Company's proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If in the course of my employment with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

               (b) ASSIGNMENT OF INVENTIONS. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively referred to as "Inventions"), except as provided in Section 3(f) below. I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectible by copyright are "works made for hire," as that term is defined in the United States Copyright Act. I understand and agree that the decision whether or not to commercialize or market any invention developed by me solely or jointly with others is within the Company's sole discretion and for the Company's sole benefit and that no royalty will be due to me as a result of the Company's efforts to commercialize or market any such invention.

               (c) INVENTIONS ASSIGNED TO THE UNITED STATES. I agree to assign to the United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

               (d) MAINTENANCE OF RECORDS. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

               (e) PATENT AND COPYRIGHT REGISTRATIONS. I agree to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

               (f) EXCEPTION TO ASSIGNMENTS. I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as Exhibit A(2)). I will advise the Company promptly in writing of any inventions that I believe meet the criteria in California Labor Code Section 2870 and not otherwise disclosed on Exhibit A(1).

        3. CONFLICTING EMPLOYMENT. I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company.

        4. RETURNING COMPANY DOCUMENTS. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns, including, without limitation, those records maintained pursuant to paragraph 3(d). In the event of the termination of my employment, I agree to sign and deliver the "Termination Certification" attached hereto as Exhibit A(3).

        5. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

        6. SOLICITATION OF EMPLOYEES. I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for myself or for any other person or entity.

        7. CONFLICT OF INTEREST GUIDELINES. I agree to diligently adhere to the Conflict of Interest Guidelines attached as Exhibit A(4) hereto.

        8. REPRESENTATIONS. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

        9. GENERAL PROVISIONS.

               (a) GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by the laws of the State of California. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in California for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

               (b) ENTIRE AGREEMENT. This Agreement and an Employment Agreement and an Arbitration Agreement between the parties, both dated this date, set forth the entire agreement and understanding between the Company and me relating to the subject matter herein and supersedes all prior discussions between us. No modification of or amendment to these Agreements, nor any waiver of any rights under these agreements, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

               (c) SEVERABILITY. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

               (d) SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

        10. I acknowledge and agree to each of the following items:

               (a) I am executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else; and

               (b) I have carefully read this Agreement and the Rules. I have asked any questions needed for me to understand the terms, consequences and binding effect of this Agreement and fully understand them; and

               (c) I sought the advice of an attorney of my choice if I wanted to before signing this Agreement.

Date:   6/24/99                            /s/ ROBERT J. ZOLLARS
     ----------------------                ------------------------------------
                                           Robert J. Zollars

[SIGNATURE ILLEGIBLE]
---------------------------
Witness

                                  EXHIBIT A(1)

                            LIST OF PRIOR INVENTIONS
                        AND ORIGINAL WORKS OF AUTHORSHIP


         TITLE                   DATE               IDENTIFYING NUMBER OR BRIEF DESCRIPTION
         -----                   ----               ---------------------------------------


















[ X ]  No inventions or improvements

[   ]  Additional Sheets Attached



Signature of Employee:  /s/ ROBERT J. ZOLLARS
                      ----------------------------

Print Name of Employee:  Robert J. Zollars
                      ----------------------------


Date:     6/24/99
         ---------

                                  EXHIBIT A(2)

                       CALIFORNIA LABOR CODE SECTION 2870
                INVENTION ON OWN TIME - EXEMPTION FROM AGREEMENT

        "(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

               (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

               (2) Result from any work performed by the employee for the employer.

        (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."

                                  EXHIBIT A(3)

                             NEOFORMA, INCORPORATED

                            TERMINATION CERTIFICATION

        This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Neoforma, Incorporated, its subsidiaries, affiliates, successors or assigns (together, the "Company").

        I further certify that I have complied with all the terms of the Company's Employment, Confidential Information and Invention Assignment and the Arbitration Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

        I further agree that, in compliance with the Employment, Confidential Information and Invention Assignment, and the Arbitration Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

        I further agree that for twelve (12) months from this date, I will not hire any employees of the Company and I will not solicit, induce, recruit or encourage any of the Company's employees to leave their employment.

Date:
     ------------------                        --------------------------------
                                               Robert J. Zollars

                                  EXHIBIT A(4)

                             NEOFORMA, INCORPORATED

                         CONFLICT OF INTEREST GUIDELINES

        It is the policy of Neoforma, Incorporated to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the President and written approval for continuation must be obtained.

        1. Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The Employment, Confidential Information, and Invention Assignment Agreement as well as the Arbitration Agreement elaborate on this principle and are binding agreements.)

        2. Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

        3. Participating in civic or professional organizations that might involve divulging confidential information of the Company.

        4. Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

        5. Initiating or approving any form of personal or social harassment of employees.

        6. Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

        7. Borrowing from or lending to employees, customers or suppliers.

        8. Acquiring real estate of interest to the Company.

        9. Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

        10. Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.

        11. Making any unlawful agreement with distributors with respect to prices.

        12. Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity.

        13. Engaging in any conduct which is not in the best interest of the Company.

        Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.

                                    EXHIBIT B

                             NEOFORMA, INCORPORATED

                              ARBITRATION AGREEMENT

        Arbitration. In consideration of your employment with NEOFORMA, INCORPORATED (the "Company"), its promise to arbitrate all employment-related disputes and your receipt of the compensation, pay raises and other benefits paid to you by the Company, at present and in the future, you agree that any and all controversies, claims, or disputes with anyone (including the Company and any employee, officer, director, shareholder or benefit plan of the Company in their capacity as such or otherwise) arising out of, relating to, or resulting from your employment with the Company or the termination of your employment with the Company, including any breach of this Agreement, shall be subject to binding arbitration under the Arbitration Rules set forth in California Code of Civil Procedure Section 1280 through 1294.2, including section 1283.05 (the "Rules"), the AAA's National Rules for the Resolution of Employment Disputes and pursuant to California law. Disputes which you agree to arbitrate, and thereby agree to waive any right to a trial by jury, include any statutory claims under state or federal law, including, but not limited to, claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the California Fair Employment and Housing Act, the California Labor Code, claims of harassment, discrimination or wrongful termination and any statutory claims. You further understand that this Agreement to arbitrate also applies to any disputes that the Company may have with you.

        Procedure. You agree that any arbitration will be administered by the American Arbitration Association ("AAA") and that the arbitrator will be selected in a manner consistent with its National Rules for the Resolution of Employment Disputes. You agree that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any arbitration hearing. You also agree that the arbitrator shall have the power to award any remedies, including attorneys, fees and costs, available under applicable law. You understand the Company will pay for any administrative or hearing fees charged by the arbitrator or AAA except that you shall pay the first $200.00 of any filing fees associated with any arbitration you initiate. You agree that the arbitrator shall administer and conduct any arbitration in a manner consistent with the Rules and that to the extent that the AAA's National Rules for the Resolution of Employment Disputes conflict with the Rules, the Rules shall take precedence.

        Remedy. Except as provided by the Rules, arbitration shall be the sole, exclusive and final remedy for any dispute between you and the Company. Accordingly, except as provided for by the Rules, neither you nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration. Notwithstanding the above, the arbitrator will not have the authority to disregard or refuse to enforce any lawful Company policy, and the arbitrator shall not order or require the Company to adopt a policy not otherwise required by law which the Company has not adopted.

        Availability of Injunctive Relief. In addition to the right under the Rules to petition the court for provisional relief, you agree that any party may also petition the court for injunctive relief where either party alleges or claims a violation of the Employment, Confidential Information, Invention Assignment Agreement between you and the Company or any other agreement regarding trade secrets, confidential information, nonsolicitation or Labor Code
Section 2870. In the event either party seeks injunctive relief, the prevailing party shall be entitled to recover reasonable costs and attorneys fees.

        Administrative Relief. You understand that this Agreement does not prohibit you from pursuing an administrative claim with a local, state or federal administrative body such as the Department of Fair Employment and Housing, the Equal Employment Opportunity Commission or the workers' compensation board. This Agreement does, however, preclude you from pursuing court action regarding any such claim.

        Voluntary Nature of Agreement. You acknowledge and agree that you are executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else. You further acknowledge and agree that you have carefully read this Agreement and that you have asked any questions needed for you to understand the terms, consequences and binding effect of this Agreement and fully understand it, including that you are waiving your right to a jury trial. Finally, you agree that you have been provided an opportunity to seek the advice of an attorney of your choice before signing this Agreement.



                                            /s/ ROBERT J. ZOLLARS
                                            -----------------------------------
                                            Robert J. Zollars


                                                 6/24/99
                                            -----------------------------------
                                             Date

                               FIRST AMENDMENT TO
                   NEOFORMA, INCORPORATED EMPLOYMENT AGREEMENT
                              OF ROBERT J. ZOLLARS

     This First Amendment (the "AMENDMENT") to the Neoforma, Incorporated Employment Agreement by and between Neoforma, Inc. and Robert J. Zollars dated July 1, 1999 (the "AGREEMENT") is made and entered into as of December ___, 1999 by and among Neoforma.com, Inc., a Delaware corporation (the "COMPANY"), formerly known as Neoforma, Inc., and Robert J. Zollars (the "EXECUTIVE") (collectively, the Company and the Executive, the "PARTIES"). Each capitalized term herein not otherwise defined shall have the meaning ascribed to it in the Agreement.

                              W I T N E S S E T H:

     WHEREAS, the Parties have determined that certain provisions of the Agreement should be amended to precisely reflect the original agreement of Parties; and

     WHEREAS, the Parties have agreed that certain provisions of the Agreement should be amended to reflect certain recent approvals and/or amended policies adopted by the board of directors of the Company:

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

     1. The number of Bonus Shares, "1,601,029 shares" in the first sentence of Section 6(a) of the Agreement is deleted and is replaced by "1,637,160 shares".

     2. The sixth (6th) sentence of Section 6(a) of the Agreement is deleted in its entirety and is replaced with the following:

          Any such promissory note for the purchase of the Bonus Shares shall be secured by the Bonus Shares, and any such promissory note for the purchase of the Option Shares shall be secured by the Option Shares.

     3. The last sentence of Section 6(a) of the Agreement is deleted in its entirety and is replaced with the following:

          The issuance of the Bonus Shares and Option Shares are each subject to the Executive's execution of the Amended and Restated Right of First Refusal and Co-Sale Agreement dated February 19, 1999 by and among certain of the Company's shareholders, as it may be amended from time to time.

     4. The first (1st) sentence of Section 6(b) of the Agreement is deleted in its entirety and is replaced with the following:

               (b) Vesting. One fourth (1/4) of the Option Shares shall vest upon the one (1) year anniversary of July 1, 1999 and one forty-eighth (1/48) of the Option Shares shall vest at the end of each full month following such anniversary, provided that the Executive remains an employee of the Company on each such vesting date.

     5. The part of the fourth sentence of Section 6(b) of the Agreement that precedes Section 6(b)(i) is deleted in its entirety and is replaced with the following:

          For purposes of this Agreement, "Change of Control" shall mean the occurrence of any of the following events:

     6. Survival. Except as modified hereby, all other provisions of the Agreement shall remain in full force and effect and without amendment.

     7. Governing Law; Severability. This Amendment will be governed by and construed in accordance with the internal laws of the State of California, excluding that body of law relating to conflicts of law. Should one or more of the provisions of this Amendment be determined by a court of law to be illegal or unenforceable, the other provisions nevertheless will remain effective and will be enforceable.

     8. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same amendment.


         [The remainder of this page has intentionally been left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.



COMPANY:                                   EXECUTIVE:

NEOFORMA.COM, INC.
(f.k.a. Neoforma, Inc.)



By:
   -------------------------------------   -------------------------------------
   Fred J. Ruegsegger                      Robert J. Zollars
   Its: Chief Financial Officer
        and Secretary




                [SIGNATURE PAGE TO FIRST AMENDMENT TO NEOFORMA,
            INCORPORATED EMPLOYMENT AGREEMENT OF ROBERT J. ZOLLARS]